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                                                                    EXHIBIT 10.1


        PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY
                WITH THE SECURITIES AND EXCHANGE COMMISSION FOR
           CONFIDENTIAL TREATMENT.  OMISSIONS ARE DENOTED BY OPENING
                 AND CLOSING BRACKETS AS FOLLOWS:  [         ].


                             QUANTA SERVICES, INC.

                        MANAGEMENT INCENTIVE BONUS PLAN
                      FISCAL YEAR ENDING DECEMBER 31, 1999


I. DEFINITIONS

     A. "Bonus Pool" the aggregate amount of bonuses to be paid. The Bonus Pool will be calculated as the lower of (a) 10% of the Profits of the Business Unit, (b) 30% of the Profits in excess of the Budget of the Business Unit, or (c) the aggregate of the Maximum Bonuses of the Business Unit.

     B. "Budget" anticipated operating performance, as developed at the beginning of the year and approved by the Board of Directors of Quanta.

     C. "Business Unit" - location, district, area, region or other defined profit center of the Company for purposes of a bonus calculation.

     D.  "PWR" - Quanta Services, Inc., a Delaware corporation.

     E. "Company" - Quanta Services, Inc., a Delaware corporation, and its subsidiary and affiliated companies.

     F.  "Committee" - the Compensation Committee of the Board of Directors of
         PWR.

     G. "Overall Corporate EPS Target" - the budget for fully diluted Earnings Per Share as approved by the Board of Directors of PWR at the beginning of the fiscal year, prior to adjustment for any management incentive bonus accruals/payments under the Plan.

     H. "Participant" - a full-time management employee of the Company who is deemed eligible to participate in the Plan.
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     I.  "Profits" - Earnings before income taxes, goodwill amortization, gains/losses on disposal of assets and other unusual non-recurring items.

     J. "Maximum Bonus" - calculated based upon a percentage to be applied to the base annual salary of each individual Participant in the Plan at a given Business Unit.

II. PROCEDURES

     A. At the beginning of each fiscal year, the CEO of PWR will approve the Participants to be included in the Plan and the applicable Maximum Bonus percentage for each Participant. He also will determine their applicable Business Units for purposes of applying this Plan. Upon approval by the CEO of PWR, additional Participants may be added during the year on a pro-rata basis, but no additions may be made during the final five months of the fiscal year.

     B. As soon as practicable after release of the annual earnings of PWR to the public and in no event later than May 31st, calculations of the actual bonus amounts due to each Participant shall be made and bonuses paid in cash.

     C. Only those Participants who are employed by the Company on the last day of the fiscal year shall be eligible to receive a bonus. In addition, any Participants who voluntarily resign from the Company prior to the annual earnings announcement shall forfeit any bonus.

     D. Any discretionary bonuses for Participants with responsibility for a specific Business Unit(s) will be determined based upon the discretion of the CEO of PWR, subject to approval by the Committee. The CEO of PWR will recommend any discretionary bonuses for Participants with Corporate responsibilities, subject to approval by the Committee. The Committee will determine if the CEO and any other officers of PWR who are subject to Section 16 of the Securities Act are entitled to any discretionary bonus.

     E. Acquisitions - if tuck-in or other such acquisitions are made during the course of the year, a Budget will be developed for such acquisition for the remainder of the year and added to the existing Budget of the Business Unit having ongoing responsibility for such acquisition. Comparisons to prior years amounts will be based as close as practicable on pro-forma prior year results of the acquired entity,

     F. Administration of this Plan, consistent with its terms, has been delegated to the CEO of PWR by the Committee, which retains the right to decide all matters of interpretation and decision(s) of the Committee shall be final and binding. The Committee also retains the right to change, prospectively or retroactively, any and all terms of this Plan by a majority vote of its members.

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 III.  PERFORMANCE CRITERIA AND MEASUREMENT

     A. For those Participants with direct responsibilities for the operations of a specific Business Unit(s), there will be three elements of performance on which bonuses can be earned, two of which are quantitative and one qualitative. These criteria and the percentage of the total Bonus Pool allocable to each are as follows:

          1. [                  ]

          2. [                  ]

          3. [                  ]

     B. For those Participants who are PWR corporate employees and have broad responsibilities covering all Business Units, the criteria and percentage of Maximum Bonus will be based upon:

          1. [                  ]

          2. [                  ]

IV.  CALCULATION OF BONUS AMOUNT

     A. For those Participants with responsibility for a specific Business Unit(s):

          1. [                  ]

          2. [                  ]

          3. [                  ]

          4. [                  ]

     B. For Participants with Quanta corporate responsibilities-.

          1. [                  ]

          2. [                  ]

          3. [                  ]

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